Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-227635) pertaining to the 2011 Equity Incentive Plan, the 2018 Equity Incentive Plan, and the 2018 Employee Stock Purchase Plan (as amended on August 22, 2019) of SVMK Inc.,
(2)
Registration Statement (Form S-8 No. 333-229879) pertaining to the 2018 Equity Incentive Plan, and the 2018 Employee Stock Purchase Plan (as amended on August 22, 2019) of SVMK Inc.,
(3)
Registration Statement (Form S‐8 No. 333‐236709) pertaining to the 2018 Equity Incentive Plan, and the 2018 Employee Stock Purchase Plan (as amended on August 22, 2019) of SVMK Inc.,
(4)
Registration Statement (Form S‐8 No. 333‐253269) pertaining to the 2018 Equity Incentive Plan, and the 2018 Employee Stock Purchase Plan (as amended on August 22, 2019) of SVMK Inc., and
(5)
Registration Statement (Form S-4 No. 333-261512) and related Prospectus of Zendesk, Inc. for the registration of shares of its common stock;

of our reports dated February 14, 2022, with respect to the consolidated financial statements of Momentive Global Inc. (formerly known as SVMK Inc.) and the effectiveness of internal control over financial reporting of Momentive Global Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Francisco, California

February 14, 2022